                                                                    EXHIBIT 10.9

                   DIAMOND OFFSHORE MANAGEMENT BONUS PROGRAM

     WHEREAS, Diamond Offshore Drilling, Inc. (the "Company") has heretofore adopted the Diamond Offshore Management Bonus Program (the "Plan"), effective as of January 1, 1995 and which was amended and restated effective as of January 1, 1995;

     WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects;

     NOW, THEREFORE, the Plan is hereby restated in its entirety as follows, effective for the 1996 Performance Year and thereafter.

                                   I. PURPOSE

     The DIAMOND OFFSHORE MANAGEMENT BONUS PROGRAM (the "PLAN") is intended to provide a means whereby certain selected officers and key employees of DIAMOND OFFSHORE DRILLING, INC. (the "COMPANY"), and its Subsidiaries, may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.

                                II. DEFINITIONS

     Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below unless their context clearly indicates to the contrary:

          (a) ANNUAL BONUS POOL. For each Performance Period, the amount determined in accordance with the following formula; provided, however, that in no event shall such amount be greater than 40% of total Eligible Salaries for such Performance Period;

                                   (A*B)
                                [--------- ] [E]
                                 (C + D)/2

     where (i) "A" is determined by the Committee, ranging from a minimum of .10 to a maximum of .40, with such determination to be based on the financial performance of the Company as compared to peer companies, the performance of the Company's share price, and extraordinary events, (ii) "B" is Total Eligible Salaries for such Performance Period, (iii) "C" is Budgeted EBITDA for such Performance Period, (iv) "D" is EBITDA for the Performance Period immediately preceding such Performance Period (or the 1994 calendar year in the case of the initial Performance Period under the Plan); and (v) "E" is EBITDA for such Performance Period.

          (b) BONUS POOL CARRYFORWARD. For any Performance Period, the Annual Bonus Pool for the Performance Period Plus Bonus Pool Carryforwards for prior Performance Periods which have not yet been paid out, less total Incentive Awards paid for the Performance Period.

          (c) BOARD. The Board of Directors of the Company.

          (d) BUDGETED EBITDA. The committee's estimated EBITDA for any Performance Period as determined from the Company's original annual budget for the Performance Period.

          (e) COMMITTEE. The Executive Committee of the Board.

          (f) COMPANY. Diamond Offshore Drilling, Inc.

          (g) DISABILITY. A Participant shall be considered to have terminated employment by reason of Disability if the Committee determines, based upon a written medical opinion unless waived by the

     Committee, that such Participant will be permanently incapable of performing his or her job for physical or mental reason.

          (h) EBITDA. With respect to any Performance Period, EBITDA shall mean the sum of Performance Cash Flow plus Capital Expenses, both as determined from the Company's Monthly Financial Reporting Package.

          (i) EFFECTIVE DATE. January 1, 1995, provided the effective date of the amendment effected by the amendment and restatement dated December 31, 1996 shall be effective as of January 1, 1996.

          (j) ELIGIBLE SALARY. A Participant's annualized base salary as of the first day of the Performance Period, excluding any other form of compensation.

          (k) EMPLOYEE. Any individual employed by the Company or a Subsidiary.

          (l) INCENTIVE AWARD. An award granted to a Participant pursuant to
     Article V.

          (m) INITIAL PAYOUT DATE. The Payout Date immediately following a Performance Period.

          (n) PARTICIPANT. Any Employee selected by the Committee to participate in the Plan pursuant to Article IV.

          (o) PAYOUT DATE. A date during the month of February of any calendar year to be selected by the Committee.

          (p) PERFORMANCE PERIOD. Any calendar year beginning on or after January 1, 1995.

          (q) PLAN. Diamond Offshore Management Bonus Program, as amended from time to time.

          (r) REDUCTION IN FORCE. The employment of a Participant shall be considered as having been terminated because of a Reduction in Force if, because of economic conditions or technological improvements, the services of such Participant are no longer needed and no replacement for such Participant is to be hired.

          (s) RETIREMENT. Termination of employment with the Company or any Subsidiary by a Participant on or after reaching age 60, other than a Termination for Cause.

          (t) SUBSIDIARY. At any given time, any other corporation of which an aggregate of 80% or more of the outstanding voting stock is owned of record or beneficially, directly or indirectly, by the company or any other of its Subsidiaries.

          (u) TERMINATION FOR CAUSE. With respect to each Participant who has been granted one or more Incentive Awards under the Plan, any termination of such Participant's employment with the Company or any Subsidiary, whether voluntary or involuntary, at any time because of the Participant's
     (i) conviction of a felony or a misdemeanor involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal), (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities or (iii) willful conduct which the Participant has reason to know is materially injurious to the Company or any Subsidiary.

          (v) TOTAL BONUS POOL. For each Performance Period, the sum of the Annual Bonus Pool for such Performance Period and the Bonus Pool Carryforward for prior Performance Periods.

          (w) TOTAL ELIGIBLE SALARIES. The total Eligible Salaries of all Participants for a Performance Period.

                          III. ADMINISTRATION OF PLAN

     The Plan shall be administered by the Committee. The Committee shall have sole authority to (i) select Participants, (ii) grant Incentive Awards, (iii) determine the value of "A" in the Annual Bonus Pool formula within the range specified therein, (iv) determine Budgeted EBITDA and EBITDA, (v) establish conditions for receipt of an Incentive Award for a Performance Period based upon corporate, group, or individual performance, or a combination thereof, or such other criteria as the Committee may determine to be appropriate, and (vi) establish the amount of an Incentive Award to be granted to a Participant with respect to a Performance Period and the terms thereof. The Committee may also, in its sole discretion, waive any eligibility, performance, or other criteria under the Plan in a manner favorable to a particular Participant or to Participants generally. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting Participants, determining who shall be granted Incentive Awards and the amount thereof, and in construing the provisions of the Plan or the terms of any Incentive Award shall be final and binding on all Participants.

                                IV. ELIGIBILITY

     Any Employee who has been employed by the Company or one or more of its Subsidiaries for a continuous period of at least one year may be selected by the Committee to be a Participant in the Plan. The Committee, in its sole discretion, may waive the requirement of one year of continuous employment. Once an Employee is selected to participate in the Plan, he or she remains a Participant until (i) such designation is revoked by the Committee, which the Committee in its discretion may do at any time, but only prospectively, or (ii) such employee's employment with the Company or any Subsidiary is terminated, whichever occurs first. An Employee whose designation as a Participant is revoked by the Committee shall continue to participate in the Plan to the extent of any unpaid Incentive Awards but shall not otherwise be considered a Participant. No Employee shall be disqualified from eligibility merely by reason of his or her being a director of the Company or any Subsidiary.

                      V. DETERMINATION OF INCENTIVE AWARDS

     (a) The Committee is hereby empowered to make all determinations concerning the granting of an Incentive Award and the amount of such Incentive Award granted to each Participant; provided, however, that the Committee shall promptly notify each Participant as to the amount of such Incentive Award, and the terms, provisions, conditions, and limitations of such award. The Committee shall determine the individual objectives for each Participant for each Performance Period. As soon as administratively feasible after the end of such Performance Period, the Committee shall

          (1) Determine the dollar amount of the Total Bonus Pool available for allocation as Incentive Awards for such Performance Period, and

          (2) Review each Participant's individual objectives and determine, in its discretion, whether such Participant met his or her objectives during the Performance Period.

If (i) the Committee in its sole discretion finds that a Participant has met his or her individual objectives and (ii) such Participant was employed with the Company or any Subsidiary during the entire Performance Period, then the Committee, in its sole discretion may award such Participant an Incentive Award for such Performance Period. The preceding sentence notwithstanding, in the event a Participant's employment with Company or any Subsidiary terminates during a Performance Period, the Committee may, in its sole discretion, award such Participant an Incentive Award for such Performance Period. If an award is granted, the Committee shall determine the amount of such Incentive Award based upon such Participant's level of achievement and overall performance, and on any other basis, as determined by the Committee in its discretion. Such a determination shall be in writing and shall be filed with the appropriate records of the Company.

     No Incentive Award shall exceed 50% of a Participant's Eligible Salary for the Performance Period, except that the Incentive Award granted to the President of the Company shall not exceed 60% of his or her Eligible Salary. Incentive Awards to Participants of salary grade 11 or below shall not exceed 30% of his or her Eligible Salary.

     (b) The aggregate amount of the Incentive Awards granted for any Performance Period under the subsection (a) of this article V shall not exceed the Total Bonus Pool. The Committee has the right to allocate all or less than all of the Total Bonus Pool for any Performance Period.

     (c) The Committee may at any time utilize amounts in the Bonus Pool Carryforward to provide bonuses to Employees who are not Participants.

                        VI. PAYMENT OF INCENTIVE AWARDS

     (a) Except as otherwise provided in this Article VI, Incentive Awards for each Performance Period shall be paid to Participants as follows:

          (1) Twenty-Five percent of the Incentive Awards for such Performance Period shall be paid on, or as soon as administratively feasible after, the Initial Payout Date for such Performance Period in a single lump sum cash distribution; and

          (2) The remaining amount of such Incentive Awards shall be paid to the Participants in five equal installments on the five succeeding anniversaries of the Initial Payout Date, or as soon as administratively feasible thereafter. All installments shall be paid in cash. All deferred payments of Incentive Awards shall bear interest at a rate per annum equal to the three year Treasury rate in effect on the January 31 immediately preceding the Initial Payout Date. Interest shall be payable with each deferred payment of Incentive Awards and shall be calculated on the balance outstanding since the immediately preceding payment of a portion of the Incentive Awards.

     (b) Except as provided in subsection (c), (d), or (e) of this article VI or subsection (a) of Article V, if a Participant's employment with the Company or any Subsidiary is terminated for any reason, such termination shall cause the Participant to forfeit any and all amounts remaining to be paid to such Participant under the Plan (except payments deferred pursuant to subsection (h) of this article VI), including, but not limited to, any Incentive Award as to which the Initial Payout Date has not been attained prior to the termination.

     (c) In the event a Participant's employment with the Company or any Subsidiary terminates by reason of his or her death, Retirement, or Disability, the Company shall pay to such Participant (or to such Participant's estate) the full amount of his or her unpaid Incentive Awards. Such payment shall be made as soon as administratively feasible following the date of such Participant's termination, except that, in the case of any Incentive Award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

     (d) In the event a Participant's employment with the Company or any Subsidiary is involuntarily terminated as a result of (i) any dissolution or liquidation of the Company, (ii) any merger or consolidation in which the Company is not a surviving corporation, (iii) the sale of substantially all of the stock or assets of the Company (whether by stock sale, merger, consolidation, sale of assets, or any other method), or (iv) a Reduction in Force unrelated to an event described in (i), (ii) or (iii) above, the Company shall pay to such Participant the full amount of his or her unpaid Incentive Awards. Such payment shall be made as soon as administratively feasible following the date of such Participant's termination, except that, in the case of any Incentive Award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

     (e) In the event a Participant's employment with the Company or any Subsidiary terminates for a reason other than those specified in subsections (c) and (d) above, the Committee, in its sole discretion, may elect to have the Company pay to such Participant all or any part of his or her unpaid Incentive Awards. Such payment shall be made as soon as administratively feasible following the Committee's determination. except that, in the case of any Incentive Award as to which the Initial Payout Date has not been attained prior to the date of such determination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

     (f) Any amounts forfeited by any Participant under the Plan shall not be restored to the Bonus Pool Carryforward. Furthermore, at all times the Total Bonus Pool and the Bonus Pool Carryforward amounts remain the property of the Company until such amounts are allocated as Incentive Awards and paid to Participants pursuant to the terms of the Plan.

     (g) A Participant may file with the Committee a written designation of a beneficiary or beneficiaries to receive any payments of awards which would otherwise be paid to the Participant's estate hereunder. Any such designation may be changed or revoked by the Participant by written notice to the Committee.

     (h) Incentive Awards to Participants who at the end of the Performance Year are (1) United States taxpayers, (2) Employees employed at a location outside the United States, and (3) subject to tax equalization under the Company's tax equalization policy, shall be deferred until the first to occur of such Participant's (i) employment at a location not subject to tax equalization under the Company's tax equalization policy; or (ii) becoming entitled to an Incentive Award as a result of the operation of subsection (c), (d) or (e) of this article
VI. All payments deferred as a result of the operation of this subsection (h) shall be paid as soon as administratively feasible after the first to occur of
(i) or (ii) above. All payments under the Plan will be without tax equalization under the Company's tax equalization policy.

                            VII. NATURE OF THE PLAN

     Neither the establishment of the Plan nor the granting of Incentive Awards shall be deemed to create a trust. The Plan shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Plan, and no Participant shall have any security or other interest in any assets of the Company.

                   VIII. DURATION, AMENDMENT, AND TERMINATION

     The Board shall have the right to amend the Plan from time to time, to terminate it entirely or to direct the discontinuance of Incentive Awards either temporarily or permanently. However, no amendment, discontinuance, or termination of the Plan shall operate to annul an Incentive Award that has already been made to a Participant. Upon termination of the Plan, all unpaid Incentive Awards shall be paid to the Participants as soon as administratively feasible following the termination in one lump sum cash payment.

                             IX. GENERAL CONDITIONS

     (a) No rights are created by the Plan in any Participant to claim or to be granted an Incentive Award.

     (b) The Committee shall have the discretion and authority to adjust the performance standards set forth by the Committee for the granting of Incentive Awards if circumstances outside the control of the Participants have occurred during the Performance Period so as to make such adjustment appropriate in the opinion of the Committee.

     (c) An Employee shall be considered to be in the employment of the company as long as he or she remains an employee of the Company or any Subsidiary. Transfers among the Company and the Subsidiaries shall not be considered a termination of employment. Further, a leave of absence authorized by the Company or any Subsidiary shall not be considered a termination of employment. Nothing in the adoption of the Plan or the granting of Incentive Awards shall confer on any Employee the right to continued employment by the Company or a Subsidiary, or affect in any way the right of the Company or such Subsidiary to terminate his or her employment at any time. Any question as to whether and when there has been a termination of an Employee's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

     (d) Except to the extent set forth herein as to the rights of the estate or beneficiaries of Participants to receive payments, awards under the Plan are non-assignable and non-transferable and are not subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, or levy of any kind.

     (d) Nothing contained in the Plan shall be deemed to give any Employee, Participant, or any personal representative or beneficiary, any interests in or title to any specific property of the Company, or any right against the Company other than as set forth in the Plan.

     (f) Neither the officers nor the directors of the Company nor the members of the Committee shall under any circumstances have any liabilities with respect to the Plan or its administration except for gross and intentional malfeasance. The officers and directors of the Company and the members of the Committee may rely upon opinions of counsel as to all matters, including the creation and operation of the Plan.

     (g) No portion of the Plan shall be effective at any time when such portion violates an applicable State or Federal law, regulation or governmental order or directive which is subject to sanctions, whether direct or indirect.

     (h) All provisions of the Plan shall be construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has executed this instrument as of the 31st day of December, 1996.

                                          DIAMOND OFFSHORE DRILLING, INC.

                                          By: /s/ ROBERT E. ROSE
                                            ------------------------------------
                                          Title: President and Chief Executive
                                          Officer